UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2018

Nanometrics Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 545-6000

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders.

On May 22, 2018, Nanometrics Incorporated held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). The final results of voting for each matter submitted to a vote of the stockholders at the Annual Meeting are as follows:

1.

The stockholders elected J. Thomas Bentley, Edward J. Brown Jr., Robert Deuster, Bruce C. Rhine, Christopher A. Seams, Timothy J. Stultz, Ph.D. and Christine A. Tsingos as directors of Nanometrics, each to serve until the next annual meeting and until his or her respective successor has been duly elected and qualified. The voting for each director was as follows:

Nominee	For	Withheld	Broker Non-Votes
J. Thomas Bentley	19,262,330	66,755	2,318,093
Edward J. Brown, Jr.	18,997,765	331,320	2,318,093
Robert Deuster	19,286,832	42,253	2,318,093
Pierre-Yves Lesaicherre, Ph.D.	19,274,484	54,601	2,318,093
Bruce C. Rhine	18,967,996	361,089	2,318,093
Christopher A. Seams	19,017,519	311,566	2,318,093
Timothy J. Stultz, Ph.D.	19,047,148	281,937	2,318,093
Christine A. Tsingos	19,288,577	40,508	2,318,093

2.

The stockholders approved, on an advisory (non-binding) basis, the compensation paid to Nanometrics’ executive officers in 2017, as disclosed in Nanometrics’ proxy statement for the Annual Meeting, by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
18,617,578	701,731	9,776	2,318,093

3.	The stockholders ratified PricewaterhouseCoopers, LLP as Nanometrics’ independent registered public accounting firm for the fiscal year ending December 29, 2018, by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
21,523,559	114,179	9,440	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nanometrics Incorporated

Dated: May 22, 2018	By:	/s/ Janet Taylor
Janet Taylor General Counsel